UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 15, 2010, Yuhe International, Inc. (the “Company”) issued a press release announcing its results for the third quarter of 2010.  The press release is attached as Exhibit 99.1 to this report on Form 8-K.

On November 16, 2010, the Company issued a press release to correct an inaccuracy in the press release dated November 15, 2010, which incorrectly stated that “upon full operations of all of our acquired farms, we expect to have in total 430,000 sets of hatchers with a hatching capacity of 43 million broilers per year.”  The correct statement is “upon full operations of all of our acquired farms, we expect to have a company-wide production capacity of 2.23 million sets of parent breeders.” The press release is attached as Exhibit 99.2 to this report on Form 8-K.

The information in this Current Report on Form 8-K, including the press releases appearing in Exhibits 99.1 and 99.2, is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the information in this Current Report on Form 8-K, including the press releases appearing in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

Exhibit 99.1	Press release of Yuhe International, Inc., dated November 15, 2010
Exhibit 99.2	Press release of Yuhe International, Inc., dated November 16, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: November 16, 2010	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press release of Yuhe International, Inc., dated November 15, 2010
Exhibit 99.2	Press release of Yuhe International, Inc., dated November 16, 2010

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